Exhibit 10.7

SUBSCRIPTION AGREEMENT

TO:         The Directors of USFM Corporation (the “Company”).

The undersigned hereby subscribes for 11,576 warrants of the Company with an exercise price of $128.62 per each common stock (the “Share”) underlying the warrant and 10-year expiration from the date of business combination of the Company (the “Warrants”). The detailed terms of the Warrants are stipulated in a separate warrant agreement. In consideration for the issue of the Warrants, the undersigned hereby agrees and undertakes to pay $23.15 to the Company, respectively.

We agree to take the Shares and Warrants subject to the Certificate of Formation and any By-laws of the Company as well as subject to the warrant agreement and we authorize you to enter the following name and address in the stockholders ledger of the Company:

Name:	FG Merchant Partners, LP
Address:	6408 Bannington Road
Charlotte, NC 28226

FG Merchant Partners GP, LLC, General Partner

Signed:	/s/ D. Kyle Cerminara
Name:	D. Kyle Cerminara
Title:	CEO of Fundamental Global, Inc., its Managing Member
Dated:	July 7, 2026

Accepted:

USFM Corporation

Signed:	/s/ Robert Price
Name:	Robert Price
Title:	Director
Dated:	July 07, 2026